SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                April 8, 2004

                      (Date of earliest event reported)

                         Command Security Corporation

            (Exact name of registrant as specified in its charter)

          New York                      0-18684               14-1626307
(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of incorporation)                                    Identification No.)

Lexington Park, Lagrangeville, New York                          12540
(Address of principal executive offices)                      (Zip Code)


                                (845) 454-3703
             (Registrant's telephone number, including area code)

                                Not Applicable

             (Former name, former address and former fiscal year,
                        if changed since last report)




Item 5. Other Events.

On April 7, 2004 Command Security Corporation was served with a verified complaint filed in the United States District Court Southern District of New York naming Reliance Security Group, plc and Command as defendants. The complaint, brought by William C. Vassell in his capacity as a shareholder and party to the Shareholder Agreement between Reliance, Mr. Vassell and Command (filed as Exhibit 99.19 of the Form 8-K filed September 27, 2000 and incorporated herein by reference,) alleges that Reliance is in breach of the right of first refusal provision in the Shareholders Agreement and seeks various non-monetary forms of relief. With respect to Command, the complaint seeks to have the company notify its stock transfer agent that Reliance's shares are subject to the restrictions stated in the Shareholder Agreement. Mr. Vassell currently serves as Command's President, CEO and Chairman of the Board.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 Command Security Corporation

                                 By: /s/ William C. Vassell
                                     ----------------------
                                     William C. Vassell

Date: April 8, 2004